FOR USE BY HOLDERS OF A BENEFICIAL INTEREST IN OLD NOTES (IF REQUIRED BY BANK, BROKER, CUSTODIAN OR DTC PARTICIPANT THROUGH WHICH THE OLD NOTES ARE
HELD)

Please contact the bank, broker, custodian or DTC Participant through which you hold your old notes if you wish to instruct a DTC Participant to tender your old notes. Such entity may require you to complete this Instruction Letter or may require you to use another form in order to provide your instructions. If this Instruction Letter is used, please read and follow the instructions set forth herein.

                                INSTRUCTION LETTER
                                     to Tender
                          10 1/4% Senior Notes due 2001
                             (CUSIP No. 29A037-AD-8)
                                         of
                             VISKASE COMPANIES, INC.
                         Pursuant to the Offer to Exchange
                               Dated August 20, 2002

   Please read and follow the instructions on the last page of this Instruction Letter carefully. You must complete, sign and date where requested and return the Instruction Letter promptly to the person that holds the old notes you beneficially own through DTC (typically, this should be your bank, broker, custodian or DTC Participant). The exchange offer will expire at 5:00 p.m. New York City time on September 19, 2002 or such later date as set forth in the Offer to Exchange (the "Expiration Time"). However, your Instruction Letter must be received by the DTC Participant that solicited your instructions with ample time before the Expiration Time to process such instructions.

   All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

IT IS RECOMMENDED THAT YOU DELIVER THIS INSTRUCTION LETTER TO THE PERSON WHO SOLICITED YOUR INSTRUCTIONS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION TIME. PLEASE CONTACT THAT PERSON TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER. IF YOUR COMPLETED INSTRUCTION LETTER IS NOT RECEIVED IN A TIMELY MANNER, THE TENDER OR VOTE WITH RESPECT TO YOUR OLD NOTES WILL NOT BE VALID.

   This Instruction Letter is to be used by holders of a beneficial interest in the above referenced senior notes (the "old notes") of Viskase Companies, Inc. (the "Company") that wish to tender their old notes pursuant to the exchange offer as described in the Offer to Exchange, which this Instruction Letter accompanies. The undersigned holder of a beneficial interest in the old notes should complete and execute the following Instruction Letter and deliver it to the bank, broker, custodian or DTC Participant that solicited such instructions.

                            TENDER INSTRUCTIONS
           (COMPLETED TENDER INSTRUCTIONS MUST BE DELIVERED TO
                   THE PERSON SOLICITING YOUR INSTRUCTIONS)

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange and the related Letter of Transmittal in connection with the Company's offer to exchange for each $1,000 of principal amount properly tendered of its outstanding old notes for an aggregate of $367.96271 principal amount of the Company's 8% Senior Subordinated Secured Notes Due 2008 to be issued under the Indenture and 126.82448 shares of the Company's Series A Convertible Preferred Stock having the designations set forth in the Certificate of Designations.

   This will instruct you either to tender or not to tender the principal amount of old notes indicated below (or, if no number is indicated below, the entire principal amount of old notes) held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal.

I.   CERTIFICATION

     By signing this Instruction Letter, the undersigned certifies that the undersigned has received and reviewed a copy of the Offer to Exchange. By signing this Instruction Letter, the undersigned certifies and agrees that the undersigned will be a beneficial owner on the record date of all interests in the old notes voted with respect to the Prepackaged Plan. The undersigned understands that accrued interest has not been paid on old notes, and a tender of old notes (upon acceptance for exchange thereof) shall be deemed a waiver of any right to receive such interest and any obligation of the Company to pay such interest. The undersigned understands and agrees that by tendering old notes the undersigned shall be deemed to have the right to give such waiver and shall indemnify the Company to the extent such waiver is not effective with respect to any liability the Company may have for failure to pay such interest on such tendered old notes.

II.  INSTRUCTIONS TO TENDER

     The following box should be completed if the undersigned has elected to tender old notes:

   __ I wish to tender old notes in the principal amounts set forth below.

         $________________ old notes
         (please fill in blank)

     By signing and returning these instructions, the undersigned hereby certifies that it has a beneficial interest in the face amount of old notes set forth in this Section II and has full power and authority to deliver these instructions. The undersigned also acknowledges that the exchange offer is subject to all the terms and conditions set forth in the Offer to Exchange.

III. EXCHANGE CONSIDERATION

     Upon the terms and subject to the conditions set forth in the Offer to Exchange, if the exchange offer is consummated, the Company will pay each DTC Participant that has properly delivered to the exchange agent (and not revoked) a valid Letter of Transmittal to tender old notes prior to the Expiration Time for each $1,000 of principal amount of old notes (1) $367.96271 principal amount of the Company's 8% Senior Subordinated Secured Notes Due 2008 and (2) 126.82448 shares of the Company's Series A Convertible Preferred Stock (the "Exchange Consideration"). The Exchange Consideration will be paid only to DTC Participants from whom Letters of Transmittal are received (and not revoked) on or prior to the Expiration Time. DTC Participants whose Letters of Transmittal are not received prior to the Expiration Time will not be entitled to the Exchange Consideration. If prior to such time as the exchange offer is terminated the conditions thereto are neither satisfied nor waived, the Letters of Transmittal will be voided and the Exchange Consideration will not be paid. Notwithstanding any subsequent transfer of old notes, only DTC Participants who deliver Letters of Transmittal to the exchange agent by the Expiration Time may receive the Exchange Consideration. The method of delivery of all documents, including fully executed Letters of Transmittal, is at the election and risk of the DTC Participant. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended and enough time should be allowed to assure timely delivery. Letters of Transmittal may be received by facsimile transmission.

     DTC Participants will be required to undertake to distribute the related Exchange Consideration to holders of a beneficial interest in the old notes as appropriate. Neither the Company nor the exchange agent will be responsible for making such distribution or for ensuring that DTC
Participants make such distribution.

IV.  ADDITIONAL INFORMATION

Name of Holder of a Beneficial Interest in Old Notes Delivering Instructions and Signing Below: (Print or Type)
_____________________________________________________________________________
Social Security or Federal Tax I.D. No.: ____________________________________
By:  (If Appropriate) _______________________________________________________
Title:  (If Appropriate) ____________________________________________________
Address:  (Street) __________________________________________________________
City, State, Province and Zip Code or Postal Code: __________________________
Country: ____________________________________________________________________
Telephone Number (including area code): _____________________________________
My Account Number With You: _________________________________________________

                                  * * * *

     The Company and its officers are irrevocably authorized to produce this Instruction Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. This Instruction Letter will be retained by the DTC Participant soliciting it.


________________________   __________________________________________________
Date authorized            Signature of holder of a beneficial interest in
                           old notes or duly authorized representative

THIS INSTRUCTION LETTER MUST BE RECEIVED BY THE PERSON WHO SOLICITED YOUR INSTRUCTIONS TO DIRECT THE TENDER OF YOUR OLD NOTES PRIOR TO THE EXPIRATION TIME IN ORDER TO ALLOW SUFFICIENT TIME TO PROCESS AND RECORD THE INSTRUCTIONS CONTAINED HEREIN.

IT IS RECOMMENDED THAT YOU DELIVER THESE INSTRUCTIONS TO THE PERSON WHO SOLICITED YOUR INSTRUCTIONS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION TIME. PLEASE CONTACT THAT PERSON TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER. IF THE COMPLETED INSTRUCTION LETTER IS NOT RECEIVED IN A TIMELY MANNER, THE TENDER OF YOUR OLD NOTES WILL NOT BE VALID.

                        HOW TO COMPLETE THE INSTRUCTION LETTER

     To properly deliver instructions relating to your tender, please follow the procedures described below:

       1.  Complete Section II (Instructions to Tender);

       2. Provide all the additional information requested in Section IV (Additional Information);

       3.  Sign and date the Instruction Letter; and

       4. Return all pages of the completed Instruction Letter to your broker, dealer, nominee, DTC Participant or other person who sent you these materials.

     In addition, make sure you have received and reviewed the Offer to Exchange, and, if you believe you have received any incorrect or incomplete documents, including the Instruction Letter, contact your broker, dealer, nominee or other person who sent you these materials immediately.

     This Instruction Letter must be received by your bank, broker, custodian, DTC Participant or other person who solicited your instructions in order to direct the tender or vote with respect to the old notes in which you have a beneficial interest. Please confirm the cut-off time for receipt of your Instruction Letter by your bank, broker, custodian, DTC Participant or other person who solicited your instructions so that they may process and record the instructions contained herein by the Expiration Time.













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     Any questions regarding the terms of the exchange offer may be directed to the exchange agent.

               The exchange agent for the exchange offer is:

             Wells Fargo Bank Minnesota, National Association

By regular mail or overnight courier:              By facsimile:
                                       (eligible guarantor institutions only)
   Wells Fargo Bank Minnesota,
      National Association                         (612) 667-9825
    Corporate Trust Services
Sixth Street and Marquette Avenue            To confirm by telephone or
          MAC N9303-120                        for information call:
      Minneapolis, MN 55479                        (612) 667-2344
  Attention:  Jane Y. Schweiger

By hand:                                              By certified mail:

   Wells Fargo Bank Minnesota,                  Wells Fargo Bank Minnesota,
      National Association                          National Association
    Corporate Trust Services                  Corporate Trust Services  - CFS
Northstar East Building - 12th Floor                    P.O. Box 2370
      608 Second Avenue South                     Minneapolis, MN 55402-0370
      Minneapolis, MN  55402                     Attention: Jane Y. Schweiger
  Attention:  Jane Y. Schweiger

     Requests for assistance or additional copies of the Offer to Exchange and this Instruction Letter may be directed to the information agent.

              The information agent for the exchange offer is:

                             MORROW & CO.,INC.

                         445 Park Avenue, 5th Floor
                             New York, NY 10022


                       Call Collect (212) 754 - 8000

              Banks and Brokerage Firms, Please Call:  (800) 654 - 2468

                    Noteholders, Please Call:  (800) 607 - 0088